Exhibit 99.1

For Immediate Release

For more information:
Jefferson Harralson
Chief Financial Officer
(864) 240-6208
Jefferson_Harralson@ucbi.com

UNITED COMMUNITY BANKS, INC. ANNOUNCES COMPLETION OF SALE OF NAVITAS EQUIPMENT FINANCE BUSINESS TO FUNDS MANAGED BY WAFRA INC.

GREENVILLE, SC – September 1, 2026 – United Community Banks, Inc. (NYSE: UCB) (“United”) today announced the completion of the previously announced sale of its equipment finance business, consisting of Navitas Credit Corp. and NLFC Reinsurance Corp. (collectively, “Navitas”), to funds managed by Wafra Inc., acting through Navitas TopCo LLC (“Wafra”) for approximately $2.0 billion in cash1 (the “Transaction”).

The Transaction represents an attractive monetization of the equipment finance business, reflecting a 7% premium to the par value of Navitas’ loan portfolio. The sale of Navitas reinforces United’s focus on its core Southeastern relationship banking business while enhancing United’s liquidity and capital strength.

“We are pleased to announce the completion of the Navitas sale to Wafra,” said Lynn Harton, Chairman and Chief Executive Officer. “Over the past eight years, Navitas has been a strong contributor to United, delivering meaningful growth and returns. We are confident that Wafra is well positioned to support Navitas’ continued success. This transaction enables United to sharpen our focus on our core Southeastern markets, simplify our business model, and further reduce our risk profile.”

BofA Securities acted as exclusive financial advisor to United, and Squire Patton Boggs (US) LLP served as United’s legal advisor. Sidley Austin LLP, Chapman and Cutler LLP, and Clifford Chance LLP served as Wafra’s legal advisors.

1 Preliminary purchase price based on August 28, 2026 financials. Final purchase price subject to closing adjustments.

About United Community Banks, Inc.
United Community Banks, Inc. (NYSE: UCB) is the financial holding company for United Community, a top-100 U.S. financial institution committed to building stronger communities and improving the financial health and well-being of its customers. United Community offers a full range of banking, mortgage and wealth management services. As of June 30, 2026, United Community Banks, Inc. had $29.1 billion in assets and operated 200 offices across Alabama, Florida, Georgia, North Carolina, South Carolina and Tennessee. United Community also manages a nationally recognized SBA lending franchise, extending its reach to businesses across the country. United Community is the most awarded bank in the Southeast for Retail Banking Customer Satisfaction by J.D. Power, earning more awards than any other bank in the region, including recognition in 12 of the last 17 years and has also been named one of the “Best Banks to Work For” by American Banker for nine consecutive years. In commercial banking, United Community earned multiple 2026 Greenwich Best Bank awards for Small Business Banking. Forbes has consistently named United Community among the World’s Best and America’s Best Banks. Learn more at ucbi.com.

About Wafra Inc.
Wafra is a global alternative investment manager with approximately $30 billion of assets under management across a range of alternative assets, including strategic partnerships, real assets and infrastructure, and real estate. By providing flexible and accretive capital solutions and focusing on long-term partnerships, Wafra aligns and partners with high-quality asset owners, companies, and management teams. Headquartered in New York, Wafra has additional offices in London and Bermuda.

Caution About Forward-Looking Statements
This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither statements of historical or current fact nor are they assurances of future performance and generally can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “plans,” “goal,” “targets,” “position,” “estimates,” “over time,” “evaluate,” “intends,” “future,” “continue” or similar expressions. Examples of forward-looking statements include, but are not limited to, statements United makes about (i) the anticipated benefits of the Transaction, (ii) the impact of the Transaction, including impacts on earnings per share and capital ratios, (iii) United’s plans, objectives and strategies, and (iv) the assumptions that underlie United’s forward-looking statements. Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Because forward-looking statements relate to the future, they are subject to known and unknown risks, uncertainties, assumptions, and changes in circumstances, many of which are beyond United’s control, and that are difficult to predict as to timing, extent, likelihood and degree of occurrence, and that could cause actual results to differ materially from the results implied or anticipated by the statements. United qualifies all forward-looking statements by these cautionary statements.

Further information regarding additional factors that could affect the forward-looking statements can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10-K for the

year ended December 31, 2025 and other documents subsequently filed by United with the SEC, which are available on the SEC website at www.sec.gov.